Exhibit 99          Restated Articles of Organization
                    The Commonwealth of Massachusetts

                         Michael Joseph Connelly
                         Secretary of State
                    One Ashburton Place, Boston, Mass, 02108

                                                        Federal
                                                        Identification
                                                        Number
                                                        04-3104185


                    Restated Articles of Organization
                    General Laws, Chapter 156B, Section 74

The fee for filing this certificate is General Laws, Chapter 156B, Section
114.  Make check payable to the Commonwealth of Massachusetts.

We:  John G. Simon            President
     Donald-Bruce Abrams      Clerk


                    UroMed Corporation
        located at 313 Pleasant Street, Watertown, MA 02172 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on January 18, 1994, by vote of;

          3,085,454 shares of Common Stock of 3,245,758 shares outstanding,

          7,860 shares of Series A Convertible Preferred Stock out of 9,580 shares outstanding,

          1,532,083 shares of Series B Convertible Preferred Stock out of 1,819,913 shares outstanding,

          2,122,085 shares of Series C Convertible Preferred Stock out of 2,478,305 shares outstanding,

          1,348,704 shares of Series D Convertible Preferred Stock out of 1,833,960 shares outstanding,


          being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

               1.   The name by which the corporation shall be known is:

                              UroMed Corporation

               2. The purposes for which the corporation is formed are as follows:

                    To engage in the development, manufacture, marketing and sale of health care products and in general to carry on any business permitted to corporations under Chapter 156B of the General Laws as now in effect or as hereafter amended, or any successor provision of such Chapter.

               3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    WITHOUT PAR VALUE                   WITH PAR VALUE
CLASS OF STOCK      NUMBER OF SHARES         NUMBER OF SHARES         PAR VALUE

Preferred                -0-                      500,000                $ .01

Common                50,000,000                    -0-                    -0-



               4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


                                 ARTICLE 4

The total number os shares of all classes of stock which UroMed Corporation (the "Corporation") shall have authority to issue shall be 50,500,000 shares, consisting of (i) 50,000,000 shares of the Corporation's Common Stock, no par value per share (the "Common Stock"), and (ii) 500,000 shares of the Corporation's preferred stock, par value $0.01 per share (the "Preferred Stock").

The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof in respect of each such class of stock of the Corporation:

                    A. COMMON STOCK

1. Voting Rights.  Each share of Common Stock shall be entitled to one vote.

2. Dividends. The holders of record of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors from time to time out of any funds of the Corporation at the time legally available for payment of dividends.

3. Qualification of Rights. The dividend rights, voting rights and rights in the event of liquidation of the holders of shares of Common Stock are qualified by and subject to the rights of the holders of shares of Preferred Stock, as set forth in Section B hereof or in any resolution of the Board of Directors adopted pursuant to Section B below:

                    B. PREFERRED STOCK

The Board of Directors (or a committee thereof) is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock including, but not limited to:

     (a) the number of shares to constitute such series and the distinguishing designation thereof;

     (b) the dividend rate (cumalative or noncumulative of the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

     (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund.

     (f) whether or not the shares of such series shall be convertible into shares of any other class or any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

     (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

     (h) such other designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.


     The Preferred Stock may consist of one or more series. In the event that at any time the Board of Directors (or a committee thereof) shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors (or committee thereof) as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors (or committee thereof) may at any time authorize the issuance of additional shares of the same series. The preferences, voting powers, qualifications and special or relative rights or privileges or Preferred Stock may be dependent on facts ascertainable outside of this Restated Articles of Organization or any amendment hereto or outside the vote or votes providing for the issuance of such Preferred Stock, provided that such vote or votes shall expressly set forth the manner in which any such facts shall operate upon the preferences, voting powers, qualifications and special or relative rights or privileges of such Preferred Stock.



               5. The restrictions, if any, imposed by the articles of of organization upon the transfer of shares of stock of any class are as follows:

                                None

               6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:







                                   ARTICLE 6

     Article 6 A: No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal:

     Article 6 B: Meeting of the stockholders of the corporation may be held anywhere in the United States.

     Article 6 C:   The directors may make, amend, or repeal the By-Laws in
     whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

     Article 6 D:   The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.


* We further certify that the foregoing restated articles of organization effect no amendments to the articles or organization of the corporation as heretofore
amended, except amendments to the following articles:   2, 3 and 4.


Briefly describe amendments in space below:

Article 2 has been amended to change the purposes for which the Corporation has been formed.

Article 3 has been amended to delete from the stock that the Corporation is allowed to issue the 12,000 shares of Series A Convertible Preferred Stock
(the "Series A Preferred"), the 1,851,852 shares of Series B Convertible Preferred Stock (the "Series B Preferred"), the 2,500,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred") and the 1,866,667 shares of Series D Convertible Preferred Stock (the "Series D Preferred").

Article 4 has been amended to delete the terms of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY,we have signed our names this:
               16th day of March in the year 1994


                                             /s/ John G. Simon
                                          ----------------------------------
                                             John G. Simon, President


                                            /s/ Donald-Bruce Abrams
                                          -----------------------------------
                                              Donald-Bruce Abrams, Clerk



               THE COMMONWEALTH OF MASSACHUSETTS

     RESTATED ARTICLES OF ORGANIZATION
     (General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $500,000 having been paid, said articles are deemed to have been filed with me this 16th day of March, 1994.

                                            /s/ Michael Joseph Connolly
                                          -----------------------------------
                                              Michael Joseph Connolly,
                                               Secretary of State


TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT TO:

JOHN UTZSCHNEIDER, ESQ.
BINGHAM, DANA & GOULD
150 FEDERAL STREET
BOSTON, MA 02110

TELEPHONE: (617) 951-8000

                    The Commonwealth of Massachusetts

                       William Francis Galvin
                         Secretary of the Commonwealth
                         Corporations Division
                    One Ashburton Place, Boston, Mass, 02108-1512

                                                            Federal
                                                            Identification
                                                            Number
                                                            04-3104185

               CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING A
               SERIES OF A CLASS OF STOCK

                    General Laws, Chapter 156B, Section 26



We: John G. Simon, President of
    Donald-Bruce Abrams, Clerk of

UroMed Corporation
located at 64 A Street do hereby certify that at a meeting of the directors of the corporation held on June 24, 1997, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was adopted:

See continuation Sheets 2A through 2 G

2A

Uromed Corporation

Continuation Page

VOTED: That pursuant to Article 4B. of the Restated Articles of Organization of UroMed Corporation (the "Corporation"), the Board of Directors hereby establishes a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the preferences, voting powers, qualifications and special or relative rights or privileges thereof, as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
a)$1.00 or (b)subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all

2B

non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (i)declare a dividend on the Common Stock payable in shares of Common Stock, (ii)subdivide the outstanding shares of Common
Stock, (iii)combine the outstanding shares of Common Stock into a smaller number of shares or (iv)issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued


2C

and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i)declare a dividend on the Common Stock payable in shares of Common Stock, (ii)subdivide the outstanding shares of Common Stock, (iii)combine the outstanding shares of Common Stock into a smaller number of shares or (iv)issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.



2D

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

2E

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Restated Articles of Organization or in any other Certificate of Vote of Directors establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2)to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time (i)declare a dividend on the Common Stock payable in shares of Common Stock, (ii)subdivide the outstanding shares of Common Stock, (iii)combine the outstanding shares of Common Stock into a smaller number of shares or (iv)issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.




2F

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i)declare a dividend on the Common Stock payable in shares of Common Stock, (ii)subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv)issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Restated Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class; it being understood that nothing in this Section 10 shall be deemed to restrict the Corporation from designating additional shares of Series A Preferred Stock if the Board of Directors determines that it is necessary to do so in order to achieve the purposes of the Rights Agreement, dated as of June 26, 1997 between the Corporation and State Street Bank and Trust Company.



2G

Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 8th day of July in the year 1997


                                           /s/ John G. Simon
                                          ----------------------------------
                                             John G. Simon, President


                                            /s/ Donald-Bruce Abrams
                                          -----------------------------------
                                              Donald-Bruce Abrams, Clerk


THE COMMONWEALTH OF MASSACHUSETTS

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING A SERIES OF A CLASS OF STOCK (General Laws, Chapter 156B, Section 26)

I hereby approve the within certificate and, the filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 9th day of July 1997.

                                          /s/ William Francis Galvin
                                          -----------------------------------
                                              William Francis Galvin
                                              Secretary of the Commonwealth


photocopy of certificate to be sent to:

Jeffrey P. Steele, ESQ
Bingham, Dana & Gould LLP
150 Federal Street
Boston, MA 02110

Telephone: (617) 951-8000

                    The Commonwealth of Massachusetts

                       William Francis Galvin
                         Secretary of the Commonwealth
                         Corporations Division
                    One Ashburton Place, Boston, Mass, 02108-1512
                                                       Federal
                                                       Identification
                                                       Number
                                                       04-3104185

               CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING A
               SERIES OF A CLASS OF STOCK

                    General Laws, Chapter 156B, Section 26



We: John G. Simon, President of
    Donald-Bruce Abrams, Clerk of

UroMed Corporation located at 64 A Street, Needham, MA 02194 certify that these articles numbered : 4 of the Articles of Organization were duly adopted at a meeting held on May 15, 1998, by vote of 22,067,354 shares of Common Stock of 26,831,378 shares outstanding.

     The following has been hereby added to Article 4:

     Upon these Articles of Amendment to the Restated Articles of Organization becoming effective pursuant to Massachusetts General Laws (the "Effective Time"), each FIVE oustanding shares of common stock, no par value ("Common Stock"), shall thereupon be reclassified and changed into ONE share of common stock ("New Common Stock"). Upon such Effective Time, each holder of Common Stock shall thereupon automatically be and become the holder of ONE share of New Common Stock for every FIVE shares of Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of New Common
     Stock in the appropriately reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates of Common Stock to the Corporation will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Common Stock. No scrip or fractional share certificates for Common Stock will be issued in connection with this reverse stock split.


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date of not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: May 18, 1998

SIGNED UNDER PENALTIES OF PERJURY, this 15th day of May, 1998,



                                              /s/ John G. Simon
                                          ----------------------------------
                                             John G. Simon, President


                                            /s/ Donald-Bruce Abrams
                                          -----------------------------------
                                              Donald-Bruce Abrams, Clerk


THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $100.00 having been paid, said article is deemed to have been filed with me this 18th day of May, 1998.


Effective date:     May 18, 1998


                                              /s/ William Francis Galvin
                                          -----------------------------------
                                              William Francis Galvin
                                              Secretary of the Commonwealth


photocopy of certificate to be sent to:

Dennis C. Liu, ESQ
Bingham, Dana & Gould LLP
150 Federal Street
Boston, MA 02110